PRICING SUPPLEMENT DATED NOVEMBER 13, 1998                        RULE 424(B)(2)
(TO PROSPECTUS DATED OCTOBER 21, 1998 AND                     FILE NO. 333-64665
PROSPECTUS SUPPLEMENT DATED NOVEMBER 13, 1998)

                          PENTEGRA DENTAL GROUP, INC.
                    CONVERTIBLE SUBORDINATED NOTES, SERIES A

                               ------------------

                            BARTLEY L. FORD, D.D.S.

Principal Amount: $144,000                 Interest Rate: 6% per annum
Issue Price:                               Maturity Date: November 1, 2003
    [X] 100% of Principal Amount           Original Issue Date: November 13, 1998
    [ ]   % of Principal Amount            Principal Payment Date(s): one-half on
                                           November 1, 2002 and one-half on
                                           November 1, 2003
Convertibility Commencement Date:          Initial Conversion Price: $6.75
    November 1, 1999
Convertibility Termination Date:
    November 1, 2003

Optional Redemption Prices if redeemed during the 12-month period beginning November 1 in the years indicated, expressed as a percentage of the principal amount:

       Year          Redemption Price
------------------  ------------------

1999..............         100%

2000..............         100%

2001..............         100%

2002..............         100%

          End of Supplement